EXHIBIT 10.26

                           THE SPORTS AUTHORITY, INC.
                               DIRECTOR STOCK PLAN
                           (AMENDED FEBRUARY 1, 1999)

1.       PURPOSE.

         1.1 The Sports Authority, Inc. Director Stock Plan is intended to increase the proprietary interest of non-employee members of the Board of Directors of The Sports Authority, Inc. by providing further opportunity for ownership of the Company's common shares. By means of such increased proprietary interest, the Plan is intended to increase their incentive to contribute to the success of the Company's business.

         1.2 The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.       DEFINITIONS.

                  As used in this Plan, the following words and phrases shall have the meanings indicated:

                  (a) "Annual Share Retainer" shall mean the portion of the annual retainer fee designated by the Board to be paid in the form of Restricted Shares hereunder by the Company to a Participant for his or her services as a director, and shall not include meeting fees.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Change in Control" shall mean the occurrence of an event described in Article 10 hereof.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "Committee" shall mean the Compensation Committee of the Board.

                  (f) "Committee Chair Share Retainer" shall mean the portion of the annual retainer fee, if any, designated by the Board to be paid in the form of Restricted Shares by the Company to a Participant for his or her services as chair of one of the Board's committees.


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                  (g) "Company" shall mean The Sports Authority, Inc., a
corporation organized under the laws of the State of Delaware, or any successor corporation.

                  (h) "Date of Grant" shall mean the date on which an Option is granted pursuant to Article 9.

                  (i) "Deferred Shares" means Shares or Restricted Shares that are deferred at the election of a Participant pursuant to Article 6.

                  (j) "Disability" shall mean a Participant's total and permanent inability to perform his or her duties to the Company by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Participant and acceptable to the Company.

                  (k) "Dividend Equivalents" shall mean amounts credited pursuant to Article 7.

                  (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

                  (m) "Fair Market Value" per Share shall mean the closing price on the New York Stock Exchange Composite Transactions Tape (or its equivalent if the Shares are not traded on the New York Stock Exchange) of a Share on the trading day immediately prior to the relevant valuation date or Date of Grant.

                  (n) "Option" shall mean an option to purchase Shares granted pursuant to Article 9.

                  (o) "Participant" shall mean a non-employee member of the Board.

                  (p) "Plan" shall mean The Sports Authority, Inc. Director Stock Plan, as amended from time to time.

                  (q) "Plan Quarter" shall mean a calendar quarter ending on May 31, August 31, November 30 or February 28 (or 29).

                  (r) "Plan Year" shall mean the approximately 12-month period beginning on the day after the date of each annual meeting of the Company's shareholders and ending on the date of the next following annual meeting of the Company's shareholders.

                  (s) "Restricted Period" shall have the meaning given in
Section 6.3(c).


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                  (t) "Restricted Share" shall mean a Share granted subject to restrictions pursuant to Article 5.

                  (u) "Rule 16b-3" shall mean Rule 16b-3, as in effect from time to time, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

                  (v) "Shares" shall mean the common shares of the Company, $.01 par value.

3.       SHARES.

          The maximum number of Shares which shall be reserved for the grant of Shares, Restricted Shares and Options under the Plan shall be 150,000 Shares, which number shall be subject to adjustment as provided in Article 11 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company. If any Restricted Shares under the Plan are forfeited and reacquired by the Company, or if any Options terminate or expire unexercised, the Shares forfeited or covered by the terminated or expired Option shall (unless the Plan shall have been terminated) again become available for use under the Plan.

4.       GRANTS OF SHARES FOR MEETING FEES.

         4.1 GRANTS SUBJECT TO DEFERRAL ELECTION, IF ANY. The provisions of this
Article 5 with respect to grants of Shares shall be subject to any deferral election made with respect to such Shares by a Participant in accordance with
Article 6.

         4.2 MEETING FEES. The meeting fees of each Participant shall be provided in the form of a grant of Shares made on the last business day of the Plan Quarter in which the relevant meetings occur, unless the Board shall determine that meeting fees shall not be paid in Shares. Shares so granted shall have a Fair Market Value on such date equal to the aggregate amount of the meeting fees for the Participant with respect to meetings occurring in such Plan Quarter. Such Shares shall not be sold until at least six months after their date of grant. Fractional Shares shall be paid in cash.

5. GRANT OF RESTRICTED SHARES FOR ANNUAL SHARE RETAINER AND COMMITTEE CHAIR SHARE RETAINER.

         5.1 GRANTS SUBJECT TO DEFERRAL ELECTION, IF ANY. All provisions of this
Article 5 with respect to grants of Restricted Shares shall be subject to any deferral election made with respect to such Restricted Shares by a Participant in accordance with Article 6.

         5.2 GRANTS OF RESTRICTED SHARES FOR ANNUAL SHARE RETAINER AND COMMITTEE CHAIR SHARE RETAINER. Each individual who is a Participant at the beginning of a Plan


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Year shall receive his or her Annual Share Retainer in the form of a grant of
Restricted Shares made on the first business day of the Plan Year, and each individual who is a chair of a Board committee at the beginning of a Plan Year shall receive his or her Committee Chair Share Retainer in the form of a grant of Restricted Shares made on the first business day of the Plan Year. The Restricted Shares so granted shall have a Fair Market Value on such date equal to the amount of the Annual Share Retainer or the Committee Chair Share Retainer, as the case may be, in effect on such date for the Participant. Fractional Shares shall be paid in cash.

         In the case of an individual who becomes a Participant or the chair of a Board committee during a Plan Year, his or her Annual Share Retainer or Committee Chair Share Retainer, as the case may be, with respect to such Plan Year shall be provided in the form of a grant of Restricted Shares made on the last business day of the Plan Quarter in which he or she becomes a Participant or chair of a Board committee, as the case may be (except that if the Plan Quarter ends on February 28 (or 29), the grant of Restricted Shares shall be made on the next following March 15, or the next business day after March 15 if March 15 is not a business day). The Restricted Shares so granted shall have a Fair Market Value on such date equal to the amount of the applicable Annual Share Retainer or Committee Chair Share Retainer, as the case may be, multiplied by a fraction, the numerator of which is the number of days remaining in such Plan Year from and after the date the individual becomes a Participant or chair of a Board committee, as the case may be, and the denominator of which is the number of days in the Plan Year. Fractional Shares shall be paid in cash.

         If an increase in the Annual Share Retainer or Committee Chair Share Retainer becomes effective during a Plan Year, an additional grant of Restricted Shares shall be made on the last day of the Plan Quarter in which the increase in the Annual Share Retainer or Committee Chair Share Retainer, as the case may be, becomes effective (except that if the last day of the Plan Quarter is February 28 (or 29), the grant shall be made on the next following March 15, or the next business day after March 15 if March 15 is not a business day). The Restricted Shares so granted shall have a Fair Market Value on such date equal to the amount of such increase multiplied by a fraction, the numerator of which is the number of days remaining in the Plan Year from and after the effective date of the increase and the denominator of which is 365. Fractional Shares shall be paid in cash.

         5.3 TERMS OF RESTRICTED SHARES. Each grant of Restricted Shares under the Plan shall comply with the following terms and conditions:

                  (a) Each grant shall state the number of Restricted Shares to be granted.

                  (b) Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except by will or the applicable laws of descent and distribution) during the Restricted Period.


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                  (c) Subject to Sections 5.3(d) and 5.3(f) hereof, the
Restricted Period for Restricted Shares granted under the Plan shall begin with their grant and end upon completion of the Plan Year in which they are granted.

                  (d) Except as provided in Section 5.3(f) hereof, if during the Restricted Period a Participant's service as a member of the Board (whether or not a non-employee member) or as chair of a Board committee terminates, the Participant shall receive a number of unrestricted Shares (except as described below) determined by multiplying the number of Restricted Shares held by the Participant by a fraction, the numerator of which shall be the number of days during which the Participant served as a director or as chair of a Board committee, as the case may be, during the Restricted Period and the denominator of which shall be the number of days in the Restricted Period. Any additional Shares shall be forfeited. The Shares issued shall be subject to the six-month sale restriction of Section 5.3(g) below.

                  (e) During the Restricted Period, the Participant shall possess all incidents of ownership of such Restricted Shares, including the right to vote and to receive dividends with respect to such Restricted Shares, subject to the restrictions and limitations described in this Article.

                  (f) Upon the termination of a Participant's service as a member of the Board which results from the Participant's death or Disability, or upon the occurrence of a Change in Control of the Company, all restrictions then outstanding with respect to Restricted Shares granted hereunder shall automatically expire and be of no further force and effect.

                  (g) Notwithstanding any other provisions hereof, unless an event described in Section 5.3(f) occurs, no Shares from a grant of Restricted Shares may be sold until at least six months after the date of grant of the Restricted Shares.

                  (h) Upon the grant of Restricted Shares, either (i) a share certificate or certificates representing such Restricted Shares shall be registered in the Participant's name, shall bear an appropriate legend referring to the restrictions applicable thereto, and shall be held in custody by an escrow agent appointed by the Committee for the account of the Participant, or
(ii) the Company's share transfer agent or other designee shall credit such Restricted Shares to the Participant's Restricted Shares account, which Shares shall be subject to the restrictions applicable thereto under the Plan. Any attempt to dispose of any such Shares in contravention of such restrictions shall be null and void and without effect.

                  (i) A Participant shall have only the rights as a shareholder described in Section 5.3(e) with respect to any Restricted Shares during the Restricted Period. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to


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the date an unrestricted Share certificate is issued, except as provided in
Article 11 hereof.

6.       DEFERRAL ELECTIONS.

         7.1 ELECTIONS. Each Participant may elect to defer the receipt (a "Deferral Election") of all or a portion of the Shares under Article 4 and the Restricted Shares under Article 5 that are otherwise deliverable to the Participant with respect to his or her services as a director during a Plan Year ("Deferred Shares"). When the applicable deferral period ends, such Deferred Shares shall be deliverable in unrestricted Shares.

         The Participant shall elect (a) that Deferred Shares be distributed in a lump sum or in equal annual installments (not exceeding ten), and (b) that the lump sum or first installment be distributed on the tenth day of the calendar year immediately following either (i) the year in which the Participant ceases to be a director of the Company, or (ii) the earlier of the year in which the Participant ceases to be a director of the Company or a date designated by the Participant, provided, however, that any such election shall be subject to
Article 8 hereof. Installments subsequent to the first installment shall be distributed on the tenth day of each succeeding calendar year until all of the Participant's Deferred Shares shall have been distributed.

         In the event the Participant should die before all of the Participant's Deferred Shares have been distributed, the balance of the Deferred Shares shall be distributed in a lump sum to the person or persons whom the Participant shall have designated in writing on a form prescribed by and filed with the Committee, or, if no such designation has been made, to the person or persons to whom the Participant's rights shall have passed by will or the laws of descent and distribution. The Committee may require an indemnity and such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, beneficiary or successor.

         In the event the Participant should terminate his or her service as a member of the Board during the period which would have been a Restricted Period with respect to a particular grant of Deferred Shares hereunder, except that the Participant made an effective Deferral Election with respect to such grant, such Deferred Shares shall be treated in the same manner as Restricted Shares under Sections 5.3(d) and 5.3(f) hereof.

         6.2 TIMING AND FORM OF DEFERRAL ELECTIONS. Any deferral election:

                  (a) shall be in the form of a document executed by the Participant and filed with the Secretary of the Company,

                  (b) shall be made before the first day of the Plan Year in which the applicable retainer fee or meeting fees are earned and shall become irrevocable on the last day prior to the beginning of such Plan Year (except that an election with respect to the first Plan Year in which an individual becomes a Participant shall be made before the first


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date on which he or she attends a Board meeting or a meeting of a Board committee and shall become irrevocable on the last day prior to such date), and

                  (c) shall continue until a Participant ceases to be a director or until he or she terminates or modifies such election by written notice, any such termination or modification to be effective as of the end of the Plan Year in which such notice is given with respect to fees payable in subsequent Plan Years.

7.       DIVIDEND EQUIVALENTS.

         Deferred Shares shall be credited with an amount equivalent to the dividends which have been paid on an equal number of outstanding Shares ("Dividend Equivalents"). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to Deferred Shares which were otherwise deliverable, or into which Dividend Equivalents were converted pursuant to the second paragraph of this Article 7, prior to the record date of the dividend. Deferred Shares held pending distribution shall continue to be credited with Dividend Equivalents.

         Dividend Equivalents so credited shall be converted into an additional whole number of Deferred Shares as of the payment date of the dividend (based on the Fair Market Value of a Share on such payment date). Such Deferred Shares shall thereafter be treated in the same manner as any other Deferred Shares under the Plan. Dividend Equivalents resulting in fractional shares shall be held for the credit of the Participant until the next dividend payment date and shall be converted into Deferred Shares on such date. Upon the final distribution of the Participant's Deferred Shares, any Dividend Equivalents not previously converted into Deferred Shares shall be paid in cash.

8.       EFFECT OF CERTAIN EVENTS.

         Notwithstanding a deferral election pursuant to Article 6 hereof:

                  (a) If, as determined by the Board in its sole discretion, the Participant (during or following his or her membership on the Board) engages in any activity or association in competition with or adverse or detrimental to the interests of the Company (i) all of such Participant's Deferred Shares shall be distributed immediately in the form of Shares, (ii) Dividend Equivalents not yet converted into Deferred Shares shall be distributed immediately in cash, and
(iii) all of such Participant's fees earned and not yet converted into Shares, Restricted Shares or Deferred Shares under the terms of this Plan shall be distributed in the form of Shares as soon as practicable, with any fractional Share being distributed in cash.

                  (b) Upon the occurrence of a Change in Control, (i) all Deferred Shares to the extent credited prior to the Change in Control shall be distributed immediately in the form of Shares, and (ii) all Dividend Equivalents not yet converted into Deferred Shares and all fees earned and not yet converted into Shares, Restricted


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Shares, Deferred Shares or Options under the terms of this Plan shall be distributed immediately in cash.

9.       GRANT OF OPTIONS.

         9.1 DISCRETIONARY OPTION GRANTS. The Committee shall have authority from time to time to grant Options to Participants, provided that all such grants shall be on a uniform basis.

         9.2 OPTION PRICE. The option exercise price of each Option granted under the Plan shall be the Fair Market Value on the Date of Grant of the Shares covered by the Option.

         9.3 OPTION TERM; VESTING.

                  (a) An Option may not be exercised after the first to occur of
(i) ten years from the Date of Grant or (ii) three months after the Participant ceases to be a Director for any reason. Any Option not exercised within the foregoing Option term shall automatically terminate at the expiration of such Option term.

                  (b) Except as set forth below, an Option may not be exercised until the end of the Plan Year in which the Option is granted, and shall be exercisable as of that date only if the Participant has continued to serve as a director of the Company through that Plan Year. Except as provided below, if a Participant ceases to be a member of the Board during such Plan Year, the Option shall terminate.

                  (c) If a Participant ceases to be a member of the Board on account of the Participant's death or Disability, or upon the occurrence of a Change in Control of the Company, the Participant's outstanding Options shall be fully vested and exercisable. In the event of the death of a Participant, the Participant's outstanding Options may be exercised by the person or persons whom the Participant shall have designated in writing on a form prescribed by and filed with the Committee, or, if no such designation has been made, by the person or persons to whom the Participant's rights shall have passed by will or the laws of descent and distribution. The Committee may require an indemnity and such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, beneficiary or successor.

         9.4 EXERCISE AND PAYMENT.

                  (a) An exercisable Option may be exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Payment for the number of Shares purchased upon the exercise of an Option shall be made in full at the price provided for in the applicable Share Option Agreement. Such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or whole Shares (subject to any restrictions


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the Committee may impose), or a combination thereof. Shares used in payment of the purchase price shall be valued at their Fair Market Value as of the date the notice of exercise is received by the Company. Any Shares delivered to the Company shall be in such form as is acceptable to the Company.

                  (b) The Company may defer making delivery of Shares under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of the Option. The Committee may, in its sole discretion, permit a Participant to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of any taxes arising in connection with the exercise of an Option by electing to (a) have the Company withhold whole Shares, or (b) deliver other whole Shares previously owned by the Participant having a Fair Market Value not greater than the amount to be withheld; provided that the amount to be withheld shall not exceed the total Federal, State and local tax withholding obligations associated with the transaction. Notwithstanding the foregoing, any tax withholding obligation with respect to each Section 16 insider under the Exchange Act shall be satisfied solely by the Company's withholding of whole Shares.

         9.5 NONTRANSFERABILITY. No Option or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor shall they be assignable or transferable except by will or the laws of descent and distribution; provided that, if the Committee deems it appropriate, an Option may permit the Participant to transfer the Option to one or more transferees during the Participant's lifetime, and such transferees may exercise rights thereunder in accordance with the terms hereof, but only if and to the extent permitted by the Committee.

         9.6 RIGHTS AS A SHAREHOLDER. A Participant shall have no rights as a record holder with respect to Shares covered by his or her Option until the date of issuance to him or her of a certificate evidencing such Shares after the exercise of such Option and payment in full of the purchase price. No adjustment will be made for cash dividends for which the record date is prior to the date such certificate is issued.

10.      CHANGE IN CONTROL OF THE COMPANY.

         The first to occur of any of the following events shall be deemed a Change in Control of the Company; provided, however, that in no event shall the initial public offering of the Shares be deemed a Change in Control of the Company for purposes of this Plan:

                           (i)      the "beneficial ownership" (as defined in
Rule 13d-3 under the Exchange Act) of securities representing more than 20% of the combined voting power of the Company is acquired by any "person," as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), or


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                           (ii)     the shareholders of the Company approve a
definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

                           (iii)    during any period of three consecutive years
beginning after the completion of the initial public offering of the Shares, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

11.      EFFECT OF CERTAIN CHANGES.

         In the event of any extraordinary dividend, share dividend, recapitalization, merger, consolidation, share split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number and type of Shares available for grant, the number and type of outstanding Restricted Shares, Deferred Shares and Options, and the Option price of outstanding Options shall be equitably adjusted by the Committee to reflect such event and preserve the value of such grants, and the Committee may make such other adjustments to the terms of outstanding Restricted Shares, Deferred Shares and Options as it may deem equitable under the circumstances; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.

12.      NO RIGHTS TO CONTINUANCE AS DIRECTOR.

         Nothing in the Plan or in any grant made pursuant hereto shall confer upon any Participant the right to continue to serve as a member of the Company's Board or to be entitled to any remuneration or benefits not set forth in the Plan.

13.      ADMINISTRATION.

         The Plan shall be administered by the Committee, except as otherwise specifically provided in the Plan. The Committee shall have the full authority and discretion to make such interpretations and constructions of the Plan as are necessary to administer the Plan in accordance with, and subject to, the Plan's provisions. Without limiting the foregoing, the Committee is specifically authorized to make such modifications to the administration of the Plan as it deems appropriate if an annual meeting of the Company's shareholders is not held on a date that is approximately 12 months after the last annual shareholders meeting. If the Board deems it appropriate, the Board may reserve the right to approve grants under the Plan.

         The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any


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time remove one or more Committee members and substitute others. The Committee may appoint a chairperson and a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

         All decisions, determinations and interpretations of the Committee and the Board shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.

14.      AMENDMENT AND TERMINATION OF THE PLAN.

         The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires shareholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. Except as provided in Article 11 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any grant previously made, unless the written consent of the Participant is obtained.

15.      GOVERNING LAW.

         The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

16.      TERM.

         The Plan shall remain in effect until December 31, 2004, unless sooner terminated by the Board; provided, however, that Shares and Dividend Equivalents may be delivered pursuant to a Deferral Election after such date, the Restricted Period of Restricted Shares granted prior to such date may extend beyond such date, Options granted prior to such date may be exercised after such date, and the provisions of the Plan shall continue to apply to such Deferred Shares, Dividend Equivalents, Restricted Shares and Options.

17.      MISCELLANEOUS.


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         17.1 The right of a Participant to Restricted Shares, Deferred Shares,
Dividend Equivalents and Options shall be non-assignable (except as specifically provided otherwise in the Plan) and shall not be subject in any manner to the debts or other obligations of the Participant or any other person.

         17.2 The Company shall not be required to reserve or otherwise set aside funds with respect to grants under the Plan.